Dryden Global Total Return Fund, Inc.
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


								August 28, 2006

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Re: Dryden Global Total Return Fund, Inc.
 File No. 811-04661


Ladies and Gentlemen:

Enclosed please find the Semi-Annual
Report on Form N-SAR for Dryden Global Total
Return Fund, Inc. for the semi-annual period ended June 30, 2006. The Form N-SAR was filed using the EDGAR system.



Very truly yours,


							/s/  Jonathan D. Shain
Jonathan D. Shain
Assistant Secretary




This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 18th day of August 2006.







Dryden Global Total Return Fund, Inc.





Witness: /s/ Jeanne Mauritzen 			By: /s/ Jonathan D. Shain
   Witness	  	      			     Jonathan D. Shain
				      		     Assistant Secretary





























T:\Cluster 1\N-SAR\GTR\8-05.Letter